UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2026

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1050 Crown Pointe Parkway

Suite 720

Atlanta, Georgia 30338

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 5, 2026, the Company held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”) at 1050 Crown Pointe Parkway, Atlanta, Georgia 30338 at 1:00 p.m. Following is a summary of the proposals that were submitted to the holders of the Company’s common stock, no par value per share (the “common stock”), the 12.5% Series B Cumulative Redeemable Preferred Shares, no par value per share (the “Series B Preferred Stock”), and the Series D 8.5% Cumulative Convertible Redeemable Participating Preferred Shares, no par value per share ("the Series D Preferred Stock") for approval at the Annual Meeting and a tabulation of the votes with respect to each proposal. Each proposal is further described in the Proxy Statement.

Proposal 1(a). To elect the four director nominees named in the Proxy Statement.

The common stock shareholders elected the following four individuals to the Company’s board of directors (the “Board”) to serve until the Company’s 2026 Annual Meeting of Shareholders and until their successors are elected and qualified, or until their earlier death, resignation or removal. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Brent Morrison	1,335,011	41,504	692,268
Kenneth W. Taylor	1,302,440	74,075	692,268
F. Scott Kellman	1,306,854	69,661	692,268
C. Christain Winkle	1,336,996	39,519	692,268

Proposal 1(b). To elect the one director nominee named in the Proxy Statement.

The Series B Preferred Stock shareholders elected the following individual to the Board to serve until the Company’s 2026 Annual Meeting of Shareholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. The voting results were as follows:

Nominee	For	Withhold
Steven L. Martin	729,981	17,661

Proposal 1(c). To elect the two directors nominee named in the Proxy Statement.

The Series D Preferred Stock shareholders elected the following individuals to the Board to serve until the Company’s 2026 Annual Meeting of Shareholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. The voting results were as follows:

Nominee	For	Withhold
Steven J. Baileys	715,251	20,251
Gene E. Burleson	715,250	20,252

Proposal 2. To approve the Regional Health Properties, Inc. Amended and Restated 2023 Omnibus Incentive Compensation Plan ("the A&R Plan").

The common stock shareholders approved the A&R plan.. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
1,233,315	135,830	7,370	692,268

Proposal 3. To approve, by non-binding vote, the compensation of the named executive officers as described in the proxy statement ("Say-on-Pay").

The common stock shareholders approved, by non-binding vote, Say-on-Pay. The results were as follows:

For	Against	Abstain	Broker Non-Vote
1,229,328	140,251	6,936	692,268

Proposal 4. To hold future Say-on-Pay advisory votes:.

The common stock shareholders voted their preference on the frequency of Say-on-Pay votes. The results were as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
175,998	5,155	1,189,981	5,591	692,268

Proposal 5. To ratify the appointment of Cherry Bekaert, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2025.

The common stock shareholders ratified the appointment of Cherry Bekaert, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2025. The voting results were as follows:

For	Against	Abstain
2,062,532	5,222	1.029

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGIONAL HEALTH PROPERTIES, INC.

Date:	January 6, 2026	By:	/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President